Exhibit 10.3

GENERAL ASSIGNMENT OF PURCHASE AND SALE CONTRACT

THIS ASSIGNMENT OF PURCHASE AND SALE CONTRACT (this “Assignment”) is dated as of August 15, 2018, and is entered into between The Procaccianti Group, LLC, a Rhode Island limited liability company (the “Assignor”), and Procaccianti Hotel REIT, Inc., a Maryland corporation and its (indirect) subsidiaries PHR TCI OPCO SUB, LLC, a Delaware limited liability company PHR TCI, LLC, a Delaware limited liability company (collectively, the “Assignee”).

A.          Assignor is the purchaser under that certain Agreement of Purchase and Sale by and between GRAND TRAVERSE HOTEL PROPERTIES, LLC, a Michigan limited liability company

(the “Seller”) dated as of March 8, 2018 (as amended, the “Agreement”), with respect to certain real property known as Hotel Indigo, Traverse City located at 263 West Grandview Parkway, Traverse City, Michigan; and

B.           Assignor desires to assign to Assignee all of Assignor's right, title and interest in and under the Agreement to Assignee; and

C.           Assignee desires to accept such assignment and assume all of Assignor's duties and obligations thereunder.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, receipt of which is hereby acknowledged, Assignor and Assignee agree as follows:

1.           Assignor assigns, transfers and sets over to Assignee all of Assignor's right, title and interest in and under the Agreement and any other permits, rights and obligations arising under the Agreement or the property described therein;

2.           Assignee hereby accepts such assignment and assumes and agrees to perform all of Assignor's duties and obligations arising under the Agreement.

3.           Assignor represents and warrants to Assignee that the Agreement is in full force and effect. Assignor is not in default under the Agreement and the Seller thereunder has no defense, counterclaim or right of setoff against Assignor; Assignor owned the purchaser's interest under the Agreement and has the right and authority to make this Assignment, and has not previously assigned, transferred or otherwise encumbered its rights under the Agreement.

[Execution appears on the following page(s).]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed as of the day and year first above written.

ASSIGNOR:

The Procaccianti Group, LLC

By:	/s/ James A. Procaccianti
James A. Procaccianti, a Manager

ASSIGNEE:

PHR TCI, LLC

By:	/s/ Ron M. Hadar
Ron M. Hadar
Authorized Signatory

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